Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. and Plains GP Holdings Report First-Quarter 2014 Results

(Houston — May 7, 2014) Plains All American Pipeline, L.P. (NYSE: PAA) and Plains GP Holdings (NYSE: PAGP) today reported first-quarter 2014 results, with PAA’s results exceeding the midpoint of its quarterly guidance range. PAA’s first-quarter 2014 results reflect continued growth in its fee-based Transportation and Facilities segments driven by execution of PAA’s expansion capital program.  These results also include solid performance from PAA’s Supply and Logistics segment as a result of constructive crude oil and NGL market conditions, however, such conditions were not as favorable as those experienced in the first quarter of 2013.

Plains All American Pipeline

Summary Financial Information (1)

(in millions, except per unit data)

	Three Months Ended March 31,		%
	2014	2013	Change
Net income attributable to PAA	$384	$528	-27%

Diluted net income per limited partner unit	$0.73	$1.27	-43%

EBITDA	$607	$748	-19%

	Three Months Ended March 31,		%
	2014	2013	Change
Adjusted net income attributable to PAA	$352	$524	-33%

Diluted adjusted net income per limited partner unit	$0.65	$1.26	-48%

Adjusted EBITDA	$567	$739	-23%

Distribution per unit declared for the period	$0.6300	$0.5750	9.6%

(1)   The Partnership’s reported results include the impact of items that affect comparability between reporting periods. The impact of certain of these items is excluded from adjusted results.  See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding certain selected items that the Partnership believes impact comparability of financial results between reporting periods, as well as for information regarding non-GAAP financial measures (such as adjusted EBITDA) and their reconciliation to the most directly comparable GAAP measures.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

“PAA reported first-quarter results that exceeded the midpoint of our adjusted EBITDA guidance by over $40 million,” said Greg L. Armstrong, Chairman and CEO of Plains All American.  “Solid performance from our crude oil and natural gas liquids activities was partially offset by weather-related impacts in our natural gas storage and crude oil rail activities.

PAA and PAGP are on track to achieve their respective distribution growth objectives of 10% and 25% for 2014.  PAA’s quarterly distribution of $0.6300 per unit to be paid next week represents a 9.6% increase over the comparable distribution paid in May 2013, and PAGP’s quarterly distribution of $0.17055 per share represents a 14.4% increase over the initial quarterly distribution included in its October 2013 initial public offering (“IPO”) prospectus. Importantly, we continue to execute on our expansion capital program, which we believe will set the stage for continued, attractive distribution growth beyond 2014.

Additionally, we are well positioned to not only fund our ongoing capital programs, but also pursue acquisition-oriented growth opportunities as we ended the first quarter with a strong balance sheet, credit metrics favorable to our targets and $2.0 billion of committed liquidity.”

The following table summarizes selected PAA financial information by segment for the first quarter of 2014:

Summary of Selected Financial Data by Segment (1)

(in millions)

	Three Months Ended			Three Months Ended
	March 31, 2014			March 31, 2013
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Reported segment profit	$206	$154	$249	$164	$150	$434

Selected items impacting the comparability of segment profit (2)	7	5	(55)	11	6	(27)

Adjusted segment profit	$213	$159	$194	$175	$156	$407

Percentage change in adjusted segment profit versus 2013 period	22%	2%	-52%

(1)   The Partnership’s reported results include the impact of items that affect comparability between reporting periods. The impact of certain of these items is excluded from adjusted results. See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding certain selected items that the Partnership believes impact comparability of financial results between reporting periods.

(2)   Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

First-quarter 2014 Transportation adjusted segment profit increased 22% versus comparable 2013 results. This increase was primarily driven by higher crude oil pipeline volumes associated with recently completed organic growth projects and increased producer drilling activities, partially offset by the sale of our refined products pipelines in 2013.

First-quarter 2014 Facilities adjusted segment profit increased 2% over comparable 2013 results.  This slight increase was primarily due to increased profitability from our NGL fractionation and natural gas processing activities, partially offset by weather-related impacts in our natural gas storage operations.

First-quarter 2014 Supply and Logistics adjusted segment profit exceeded the high end of our guidance, but decreased by approximately 52% relative to comparable 2013 results. This decrease was primarily a result of less favorable crude oil market conditions in the first quarter of 2014 compared to the 2013 period and reduced earnings from our natural gas storage commercial optimization activities due to severe cold weather during the first quarter of 2014.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

Plains GP Holdings

PAGP’s sole assets are its ownership interest in PAA’s general partner and incentive distribution rights.  As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement included at the end of this release.  Information regarding PAGP’s distributions is reflected below:

Summary Financial Information

	Q1 2014	Q4 2013 (non-prorated) (1)	Distribution provided in IPO prospectus
Distribution per share for the period	$0.17055	$0.15979	$0.14904
Q1 2014 distribution percentage growth over previous benchmarks		6.7%	14.4%

(1)  Reflects a full fourth quarter 2013 distribution per Class A share (before proration), assuming PAGP’s ownership in AAP at the date of record for the distribution for the full fourth quarter of 2013.

Conference Call

PAA and PAGP will hold a conference call on May 8, 2014 (see details below).  Prior to this conference call, PAA will furnish a current report on Form 8-K, which will include material in this news release as well as PAA’s financial and operational guidance for the second quarter and full year of 2014.  A copy of the Form 8-K will be available at www.plainsallamerican.com, where PAA and PAGP routinely post important information.

The PAA and PAGP conference call will be held at 11:00 a.m. EDT on Thursday, May 8, 2014 to discuss the following items:

1.              PAA’s first-quarter 2014 performance;

2.              The status of major expansion projects;

3.              Capitalization and liquidity;

4.              Financial and operating guidance for the second quarter and full year of 2014; and

5.              PAA’s and PAGP’s outlook for the future.

Conference Call Access Instructions

To access the Internet webcast of the conference call, please go to www.plainsallamerican.com, choose “Investor Relations,” and then choose “Events and Presentations.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the website.

Alternatively, access to the live conference call is available by dialing toll free (800) 230-1059. International callers should dial (612) 332-0107.  No password is required.  The slide presentation accompanying the conference call will be available a few minutes prior to the call under the “Events and Presentations” portion of the “Investor Relations” section of the website at www.plainsallamerican.com.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial (800) 475-6701, or (320) 365-3844 for international callers, and enter replay access code 323381.  The replay will be available beginning Thursday, May 8, 2014, at approximately 1:00 p.m. EDT and will continue until 11:59 p.m. EDT on June 8, 2014.

Non-GAAP Financial Measures and Selected Items Impacting Comparability

To supplement our financial information presented in accordance with GAAP, management uses additional measures that are known as “non-GAAP financial measures” (such as adjusted EBITDA and implied distributable cash flow) in its evaluation of past performance and prospects for the future. Management believes that the presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operating performance and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) the mark-to-market of derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), (iii) items that are not indicative of our core operating results and business outlook and/or (iv) other items that we believe should be excluded in understanding our core operating performance. We have defined all such items as “selected items impacting comparability.”  We consider an understanding of these selected items impacting comparability to be material to the evaluation of our operating results and prospects.

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

Adjusted EBITDA and other non-GAAP financial measures are reconciled to the most comparable GAAP measures for the periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our consolidated financial statements and notes thereto. In addition, PAA maintains on its website (www.plainsallamerican.com) a reconciliation of adjusted EBITDA and certain commonly used non-GAAP financial information to the most comparable GAAP measures. To access the information, investors should click on “Plains All American Pipeline, L.P.” under the “Investor Relations” link on the home page, select the “Guidance & Non-GAAP Reconciliations” link and navigate to the “Non-GAAP Reconciliations” tab.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, failure to implement or capitalize, or delays in implementing or capitalizing, on planned internal growth projects; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; declines in the volumes of crude oil, refined product and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our facilities, whether due to declines in production from existing oil and gas reserves, failure to develop or slowdown in the development of additional oil and gas reserves or other factors; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the occurrence of a natural disaster, catastrophe, terrorist attack or other event, including attacks on our electronic and computer systems; tightened capital markets or other factors that increase our cost of capital or limit our access to capital;  maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the currency exchange rate of the Canadian dollar; the availability of, and our ability to consummate, acquisition or combination opportunities; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; weather interference with business operations or project construction, including the impact of extreme weather events or conditions; the effectiveness of our risk management activities; shortages or cost increases of supplies, materials or labor; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; non-utilization of our assets and facilities; the effects of competition; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; risks related to the development and operation of our facilities, including our ability to satisfy our contractual obligations to our customers at our facilities; factors affecting demand for natural gas and natural gas storage services and rates; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids discussed in the Partnerships’ filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil, natural gas liquids (“NGL”), natural gas and refined products. PAA owns an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins and transportation corridors and at major market hubs in the United States and Canada. On average, PAA handles over 3.5 million barrels per day of crude oil and NGL on its pipelines. PAA is headquartered in Houston, Texas.

Plains GP Holdings (NYSE: PAGP) is a publicly traded entity that owns an interest in the general partner and incentive distribution rights of Plains All American Pipeline, L.P., one of the largest energy infrastructure and logistics companies in North America.  PAGP is headquartered in Houston, Texas.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2014	2013

REVENUES	$11,684	$10,620

COSTS AND EXPENSES
Purchases and related costs	10,670	9,437
Field operating costs	336	340
General and administrative expenses	89	106
Depreciation and amortization	96	82
Total costs and expenses	11,191	9,965

OPERATING INCOME	493	655

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	20	11
Interest expense, net	(78)	(77)
Other expense, net	(2)	—

INCOME BEFORE TAX	433	589
Current income tax expense	(36)	(46)
Deferred income tax expense	(12)	(7)

NET INCOME	385	536
Net income attributable to noncontrolling interests	(1)	(8)
NET INCOME ATTRIBUTABLE TO PAA	$384	$528

NET INCOME ATTRIBUTABLE TO PAA:
LIMITED PARTNERS	$268	$433
GENERAL PARTNER	$116	$95

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.74	$1.28

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.73	$1.27

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	360	336

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	363	339

ADJUSTED RESULTS

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2014	2013

ADJUSTED NET INCOME ATTRIBUTABLE TO PAA	$352	$524

DILUTED ADJUSTED NET INCOME PER LIMITED PARTNER UNIT	$0.65	$1.26

ADJUSTED EBITDA	$567	$739

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in millions)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets	$4,932	$4,964
Property and equipment, net	11,152	10,819
Goodwill	2,485	2,503
Linefill and base gas	864	798
Long-term inventory	264	251
Investments in unconsolidated entities	506	485
Other, net	499	540
Total assets	$20,702	$20,360

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,554	$5,411
Senior notes, net of unamortized discount	6,711	6,710
Long-term debt under credit facilities and other	107	5
Other long-term liabilities and deferred credits	547	531
Total liabilities	12,919	12,657

Partners’ capital excluding noncontrolling interests	7,724	7,644
Noncontrolling interests	59	59
Total partners’ capital	7,783	7,703
Total liabilities and partners’ capital	$20,702	$20,360

DEBT CAPITALIZATION RATIOS

(in millions)

	March 31,	December 31,
	2014	2013
Short-term debt	$879	$1,113
Long-term debt	6,818	6,715
Total debt	$7,697	$7,828

Long-term debt	$6,818	$6,715
Partners’ capital	7,783	7,703
Total book capitalization	$14,601	$14,418
Total book capitalization, including short-term debt	$15,480	$15,531

Long-term debt-to-total book capitalization	47%	47%
Total debt-to-total book capitalization, including short-term debt	50%	50%

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT

(in millions)

	Three Months Ended			Three Months Ended
	March 31, 2014			March 31, 2013
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics

Revenues (1)	$387	$299	$11,368	$368	$354	$10,225
Purchases and related costs (1)	(37)	(26)	(10,975)	(35)	(90)	(9,636)
Field operating costs (excluding equity-indexed compensation expense) (1)	(129)	(97)	(106)	(131)	(86)	(115)
Equity-indexed compensation expense - operations	(4)	(1)	(1)	(9)	(1)	(1)
Segment G&A expenses (excluding equity-indexed compensation expense) (2)	(22)	(13)	(26)	(23)	(17)	(26)
Equity-indexed compensation expense - general and administrative	(9)	(8)	(11)	(17)	(10)	(13)
Equity earnings in unconsolidated entities	20	—	—	11	—	—
Reported segment profit	$206	$154	$249	$164	$150	$434
Selected items impacting comparability of segment profit (3)	7	5	(55)	11	6	(27)
Adjusted segment profit	$213	$159	$194	$175	$156	$407

Maintenance capital	$34	$10	$2	$32	$7	$5

(1)  Includes intersegment amounts.

(2)  Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.

(3)  Certain non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

OPERATING DATA (1)

	Three Months Ended
	March 31,
	2014	2013

Transportation activities (average daily volumes in thousands of barrels):
Tariff activities
Crude Oil Pipelines
All American	33	40
Bakken Area Systems	131	123
Basin / Mesa	745	725
Capline	126	156
Eagle Ford Area Systems	189	48
Line 63 / Line 2000	125	118
Manito	45	47
Mid-Continent Area Systems	315	291
Permian Basin Area Systems	760	477
Rainbow	120	122
Rangeland	69	67
Salt Lake City Area Systems	131	135
South Saskatchewan	64	60
White Cliffs	23	22
Other	661	734
NGL Pipelines
Co-Ed	57	57
Other	116	207
Refined Products Pipelines	—	101
Tariff activities total	3,710	3,530
Trucking	130	111
Transportation activities total	3,840	3,641

Facilities activities (average monthly volumes):
Crude oil, refined products and NGL terminalling and storage (average monthly capacity in millions of barrels)	95	94
Rail load / unload volumes (average throughput in thousands of barrels per day)	229	216
Natural gas storage (average monthly capacity in billions of cubic feet)	97	93
NGL fractionation (average throughput in thousands of barrels per day)	92	100
Facilities activities total (average monthly capacity in millions of barrels) (2)	121	119

Supply and Logistics activities (average daily volumes in thousands of barrels):
Crude oil lease gathering purchases	893	857
NGL sales	273	284
Waterborne cargos	—	4
Supply and Logistics activities total	1,166	1,145

(1)  Volumes associated with assets employed through acquisitions and internal growth projects represent total volumes (attributable to our interest) for the number of days or months we employed the assets divided by the number of days or months in the period.

(2)  Facilities total is calculated as the sum of: (i) crude oil, refined products and NGL terminalling and storage capacity; (ii) rail load and unload volumes multiplied by the number of days in the period and divided by the number of months in the period; (iii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude Btu equivalent ratio and further   divided by 1,000 to convert to monthly volumes in millions; and (iv) NGL fractionation volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2014	2013
Basic Net Income per Limited Partner Unit
Net income attributable to PAA	$384	$528
Less: General partner’s incentive distribution (1)	(110)	(86)
Less: General partner 2% ownership (1)	(6)	(9)
Net income available to limited partners	268	433
Less: Undistributed earnings allocated and distributions to participating securities (1)	(2)	(3)
Net income available to limited partners in accordance with application of the two-class method for MLPs	$266	$430

	360	336
Basic weighted average number of limited partner units outstanding
Basic net income per limited partner unit	$0.74	$1.28

Diluted Net Income per Limited Partner Unit
Net income attributable to PAA	$384	$528
Less: General partner’s incentive distribution (1)	(110)	(86)
Less: General partner 2% ownership (1)	(6)	(9)
Net income available to limited partners	268	433
Less: Undistributed earnings allocated and distributions to participating securities (1)	(2)	(1)
Net income available to limited partners in accordance with application of the two-class method for MLPs	$266	$432

Basic weighted average number of limited partner units outstanding	360	336
Effect of dilutive securities: Weighted average LTIP units (2)	3	3
Diluted weighted average number of limited partner units outstanding	363	339

Diluted net income per limited partner unit	$0.73	$1.27

(1)  We calculate net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

(2)  Our Long-term Incentive Plan (“LTIP”) awards that contemplate the issuance of common units are considered dilutive unless (i) vesting occurs only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. LTIP awards that are deemed to be dilutive are reduced by a hypothetical unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2014	2013
Selected Items Impacting Comparability - Income/(Loss) (1):
Gains/(losses) from derivative activities net of inventory valuation adjustments (2)	$65	$24
Equity-indexed compensation expense (3)	(19)	(24)
Net gain/(loss) on foreign currency revaluation	(5)	8
Tax effect on selected items impacting comparability	(9)	(5)
Other (4)	—	1
Selected items impacting comparability of net income attributable to PAA	$32	$4

Impact to basic net income per limited partner unit	$0.09	$0.01
Impact to diluted net income per limited partner unit	$0.08	$0.01

(1)  Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2)  Includes mark-to-market gains and losses resulting from derivative instruments that are related to underlying activities in future periods or the reversal of mark-to-market gains and losses from the prior period, net of inventory valuation adjustments, as applicable.

(3)  Equity-indexed compensation expense above excludes the portion of equity-indexed compensation expense represented by grants under LTIP that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.

(4)  Includes other immaterial selected items impacting comparability, as well as the noncontrolling interests’ portion of selected items.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF ADJUSTED BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2014	2013
Basic Adjusted Net Income per Limited Partner Unit
Net income attributable to PAA	$384	$528
Selected items impacting comparability of net income attributable to PAA (1)	(32)	(4)
Adjusted net income attributable to PAA	352	524
Less: General partner’s incentive distribution (2)	(110)	(86)
Less: General partner 2% ownership (2)	(5)	(9)
Adjusted net income available to limited partners	237	429
Less: Undistributed earnings allocated and distributions to participating securities (2)	(2)	(3)
Adjusted limited partners’ net income	$235	$426

Basic weighted average number of limited partner units outstanding	360	336

Basic adjusted net income per limited partner unit	$0.65	$1.27

Diluted Adjusted Net Income per Limited Partner Unit
Net income attributable to PAA	$384	$528
Selected items impacting comparability of net income attributable to PAA (1)	(32)	(4)
Adjusted net income attributable to PAA	352	524
Less: General partner’s incentive distribution (2)	(110)	(86)
Less: General partner 2% ownership (2)	(5)	(9)
Adjusted net income available to limited partners	237	429
Less: Undistributed earnings allocated and distributions to participating securities (2)	(2)	(1)
Adjusted limited partners’ net income	$235	$428

Diluted weighted average number of limited partner units outstanding	363	339

Diluted adjusted net income per limited partner unit	$0.65	$1.26

(1)  Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2)  We calculate adjusted net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in millions)

	Three Months Ended
	March 31,
	2014	2013
Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Excluding Selected Items Impacting Comparability (“Adjusted EBITDA”) Reconciliations
Net Income	$385	$536
Add: Interest expense, net	78	77
Add: Income tax expense	48	53
Add: Depreciation and amortization	96	82
EBITDA	$607	$748
Selected items impacting comparability of EBITDA (1)	(40)	(9)
Adjusted EBITDA	$567	$739

(1)  Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

	Three Months Ended
	March 31,
	2014	2013
Adjusted EBITDA to Implied Distributable Cash Flow (“DCF”)
Adjusted EBITDA	$567	$739
Interest expense, net	(78)	(77)
Maintenance capital	(46)	(44)
Current income tax expense	(36)	(46)
Equity earnings in unconsolidated entities, net of distributions	5	—
Distributions to noncontrolling interests (1)	(1)	(12)
Implied DCF	$411	$560

(1)  Includes distributions that pertain to the current period’s net income, which are paid in the subsequent period.

	Three Months Ended
	March 31,
	2014	2013
Cash Flow from Operating Activities Reconciliation
EBITDA	$607	$748
Current income tax expense	(36)	(46)
Interest expense, net	(78)	(77)
Net change in assets and liabilities, net of acquisitions	295	303
Other items to reconcile to cash flows from operating activities:
Equity-indexed compensation expense	34	51
Net cash provided by operating activities	$822	$979

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS GP HOLDINGS AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Three Months Ended
	March 31, 2014
	PAA	Consolidating Adjustments (1)	PAGP

REVENUES	$11,684	$—	$11,684

COSTS AND EXPENSES
Purchases and related costs	10,670	—	10,670
Field operating costs	336	—	336
General and administrative expenses	89	1	90
Depreciation and amortization	96	—	96
Total costs and expenses	11,191	1	11,192

OPERATING INCOME	493	(1)	492

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	20	—	20
Interest expense, net	(78)	(3)	(81)
Other expense, net	(2)	—	(2)

INCOME BEFORE TAX	433	(4)	429
Current income tax expense	(36)	—	(36)
Deferred income tax expense	(12)	(9)	(21)

NET INCOME	385	(13)	372
Net income attributable to noncontrolling interests	(1)	(357)	(358)
NET INCOME ATTRIBUTABLE TO PAGP	$384	$(370)	$14

BASIC AND DILUTED NET INCOME PER CLASS A SHARE			$0.11

BASIC AND DILUTED WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			135

(1)  Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS GP HOLDINGS AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA

(in millions)

	March 31, 2014
	PAA	Consolidating Adjustments (1)	PAGP
ASSETS
Current assets	$4,932	$2	$4,934
Property and equipment, net	11,152	21	11,173
Goodwill	2,485	—	2,485
Linefill and base gas	864	—	864
Long-term inventory	264	—	264
Investments in unconsolidated entities	506	—	506
Other, net	499	1,083	1,582
Total assets	$20,702	$1,106	$21,808

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,554	$2	$5,556
Senior notes, net of unamortized discount	6,711	—	6,711
Long-term debt under credit facilities and other	107	520	627
Other long-term liabilities and deferred credits	547	—	547
Total liabilities	12,919	522	13,441

Partners’ capital excluding noncontrolling interests	7,724	(6,673)	1,051
Noncontrolling interests	59	7,257	7,316
Total partners’ capital	7,783	584	8,367
Total liabilities and partners’ capital	$20,702	$1,106	$21,808

(1)  Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS GP HOLDINGS AND SUBSIDIARIES

DISTRIBUTION SUMMARY (unaudited)

Q1 2014 PAGP DISTRIBUTION SUMMARY

(in millions, except per unit and per share data)

Q1 2014 (1)
PAA Distribution/LP Unit	$0.6300
GP Distribution/LP Unit	$0.3159
Total Distribution/LP Unit	$0.9459

PAA LP Units Outstanding at 5/2/14	364

Gross GP Distribution	$121
Less: IDR Reduction	(6)
Net Distribution from PAA to AAP	$115
Less: Debt Service	(3)
Less: G&A Expense	(1)
Less: Other	—
Cash Available for Distribution by AAP	$111

Distributions to AAP Partners
Direct AAP Owners & AAP Management (79.1% economic interest)	88
PAGP (20.9% economic interest)	23
Total distributions to AAP Partners	$111

Distribution to PAGP Investors	$23
PAGP Class A Shares Outstanding at 5/2/14	136
PAGP Distribution/Class A Share	$0.17055

(1)  Amounts may not recalculate due to rounding.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS GP HOLDINGS AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER CLASS A SHARE

(in millions, except per share data)

Three Months Ended
March 31, 2014
Basic and Diluted Net Income per Class A Share
Net income attributable to PAGP	$14
Basic and diluted weighted average number of Class A shares outstanding	135

Basic and diluted net income per Class A share	$0.11

Contacts:

Ryan Smith	Al Swanson

Director, Investor Relations	Executive Vice President, CFO

(866) 809-1291	(800) 564-3036

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036